Exhibit #10.47
                       AMENDMENT TO DEVELOPMENT AGREEMENT

         This Amendment to Development Agreement ("Amendment") is entered into as of ____________, 2000 by and among the City of San Rafael (the "City"), a charter city; Fair, Isaac and Company, Inc. ("Fair, Isaac"), a Delaware corporation, and San Rafael Corporate Center, LLC, a Delaware limited liability company, an entity related to Wilson/Equity Office, Inc., a California corporation, ("Wilson"), or a permitted transferee of Wilson, as permitted and defined in Section 3.7 herein, with reference to the following:

         A. The City, Fair, Isaac and Village Builders, LP ("Village"), a California limited partnership, entered into a Development Agreement dated February 17, 1998 (the "DA") pursuant to the authority of Government Code Sections 65864 et seq. The DA was recorded on April 9, 1998, as Document No. 98-023245 in the Official Records of Marin County. The DA sets forth certain agreements between the City and Fair, Isaac regarding the Property (as defined in the DA). Pursuant to Section 12.2 of the DA, Village no longer has any rights or obligations under the DA.

         B. On May 18, 1998, the San Rafael Redevelopment Agency ("Agency") and Fair, Isaac entered into an Owner Participation, Disposition and Development Agreement, which agreement was amended by the First Amendment to Owner Participation, Disposition and Development Agreement dated September 7, 1999. The Owner Participation, Disposition and Development Agreement and First Amendment thereto are referred to collectively herein as the "OPDDA". The OPDDA provides for Fair, Isaac to develop the Property (as defined in the OPDDA) in accordance with the provisions of the OPDDA. (The "Property" as defined in the DA and the OPDDA consists of the same real property.)

         C. As permitted by Section 5.01 of the OPDDA (which permits a transfer to a synthetic lease lessor in accordance with the terms of Section 12.1 of the
DA), Lease Plan North America, Inc. ("LP"), an Illinois corporation, has acquired the Developer Parcel (as defined in the OPDDA) and leased it to Fair, Isaac. Pursuant to the OPDDA, the Agency has also conveyed the City Parcel (as defined in the OPDDA) to LP, which has leased it to Fair, Isaac.

         D. Fair, Isaac desires to cause the sale and Wilson desires to purchase the Property. To that end Fair, Isaac and Wilson have entered into an agreement dated June 28, 2000 (the "Purchase Agreement") providing for the conveyance of the Property to Wilson and assignment to Wilson of the rights and obligations under the OPDDA and DA.

         E. Pursuant to the DA, the consent of the City is required for the conveyance of the Property to Wilson and assignment to Wilson of the rights and obligations under the DA.

         F. The City, Fair, Isaac and Wilson desire to set forth the terms and conditions related to the City's consent to conveyance of the Property to Wilson and assignment to Wilson of the rights and obligations under the DA.

         G. Wilson and the City desire to provide for certain amendments to the DA with regard to Wilson's future development of the Property and to acknowledge that Wilson may assign this Agreement as provided for in Section 3.7.

         H. On July 25, 2000, the Planning Commission approved the Revisions (as defined below) and, recommended that the City Council approve those aspects of the Revisions requiring City Council approval.

         I. On August 7, 2000, the City Council approved those aspects of the Revisions requiring City Council approval.

         J. On July 25, 2000, the Planning Commission of the City held a hearing concerning the provisions of this Amendment and adopted Resolution No. 00-16 recommending amendment of the DA in the manner contemplated herein and finding that such amendment of the DA provides benefits as anticipated in conformity with the City's General Plan and is otherwise consistent with the City's General Plan and all applicable City ordinances, rules and regulations.

         K. On August 7, 2000, the City held a public hearing on this Amendment. On August 21, 2000, the City Council adopted Ordinance No. 1755 (attached hereto as Exhibit B) approving this Amendment and amendment of Ordinance No. 1722, which ordinance initially approved the DA. Ordinance No. 1755 also authorizes the Mayor or Vice Mayor of the City to execute this Amendment on behalf of the City. Ordinance No.1755 also adopts the findings of the Planning Commission set forth in Planning Commission Resolution No. 00-16 regarding consistency of this Amendment with the General Plan and all applicable City ordinances, rules and regulations.

         L. In approving this Amendment, the City has considered the environmental impact report ("EIR") prepared in conjunction with the Agency's approval of the OPDDA, the City's approval of the DA, and the City's approval of the Vested Approvals (as defined in the DA) and any amendments thereto, for the "project" on the Property contemplated by the DA and OPDDA, has considered the addendum to the EIR ("Addendum"), which analyzes the minor changes to the "project" that may be implemented pursuant to this Amendment and, based on the Addendum and other evidence presented at the hearing on this Amendment, has found that the minor changes in the "project" that may be implemented pursuant to this Amendment will not result in substantial changes in the potential environmental effects of the "project," as analyzed in the EIR, no further environmental evaluation is required, and no supplemental or subsequent EIR is required pursuant to CEQA Guidelines Sections 15162, 15163, and 15164 or Public Resources Code Section 21166.

         THEREFORE, the parties agree as follows:


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


                                   ARTICLE 1.
                   CONSENT TO TRANSFER AND CONDITIONS THERETO

         Section 1.1 Consent to Assignment of DA. Subject to the satisfaction of the conditions in Section 1.2 below, the City hereby consents to and approves
(i) the conveyance of the Property and (ii), Fair Isaac's assignment of all its rights and obligations under the DA, to Wilson or an Affiliate, as defined in
Section 3.1 of this Amendment. The City's consent and approval is given notwithstanding the fact that Wilson and Fair, Isaac have not and do not contemplate that Fair, Isaac and Wilson will enter into a lease agreement providing for Fair, Isaac to initially occupy Phase I (as defined in the DA).

         Section 1.2 Conditions to Consent and Approval. The following are conditions precedent to the City's consent and approval of the conveyance of the Property to Wilson and Fair, Isaac's assignment to Wilson of its rights and obligations under the DA, which conditions may be waived in the sole discretion of the City:

                  (a) By December 31, 2000 the Property shall be conveyed to Wilson or an Affiliate.

                  (b) By December 31, 2000 Fair, Isaac shall have assigned all its rights and obligations under the DA to Wilson or an Affiliate.

                  (c) By December 31, 2000 Fair, Isaac shall have assigned all its rights and obligations under the OPDDA to Wilson or an Affiliate.

                  (d) Concurrently with the closing of the conveyance of the Property to Wilson, Fair, Isaac shall have made the payment to the City contemplated by Section 1.3 below.

                  (e) Concurrently with the closing of the conveyance of the Property to Wilson, Fair, Isaac has completed the donation contemplated by Section 1.4 below.

         Wilson may request that the date by which the foregoing conditions must be satisfied be extended and the City shall not unreasonably withhold its approval of such request if it is satisfied that Purchase Agreement remains in full force and effect, the need for the extension arises from events beyond Wilson's control and the period of extension is only for the time reasonably necessary to satisfy the condition but in no event more than one hundred eighty
(180) days.

         Section 1.3 Payment by Fair, Isaac. In consideration for the City's consent and approval as set forth in Section 1.1 above and the consent and approval of the Agency as set forth in the Consent and Agreement dated August 7, 2000 by and among the Agency, Fair, Isaac and Wilson (the "Consent"), Fair, Isaac shall pay to the City the sum of Two Million Dollars ($2,000,000). Said amount shall be paid concurrently with the closing of the conveyance of the Property to Wilson. Fair, Isaac and Wilson shall take such steps and provide such instructions to the escrow holder for the conveyance of the Property to Wilson to assure that the amount to be paid to the City is paid directly to the City at the closing for the conveyance from funds that are held by the escrow holder.

         Section 1.4 Donation. Fair, Isaac hereby offers to donate to the City the sum of One Million Three Hundred Thousand Dollars ($1,300,000) to be used by the City for a capital project or


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


projects in the downtown San Rafael area determined pursuant to this Section 1.4 that will benefit the citizens of San Rafael. The City hereby accepts said donation. Said donation shall be made on or before the date the Property is conveyed to Wilson. Promptly following the City's adoption of its budget for fiscal year 2000-2001, the City and Fair, Isaac shall jointly determine to which capital project or projects Fair, Isaac's donation will be devoted, which project or projects shall be aligned with Fair, Isaac's philanthropic goals, as described by Fair, Isaac. If City and Fair, Isaac cannot agree to the capital project or projects to which the donation will be devoted, the City will reasonably determine, taking into account the philanthropic goals of Fair, Isaac, the capital project or projects to which the donation will be devoted. At Fair, Isaac's request, Fair, Isaac will be identified as the donor in press releases and publicity furnished by the City and the City will memorialize Fair, Isaac's donation at the location of the project or projects undertaken with Fair, Isaac's donation. Such memorization shall be by appropriate means reasonably determined by the City (such as a plaque or engraved stone).

         Section 1.5 Release of Fair, Isaac and LP. Upon the City's consent and approval pursuant to Section 1.1 taking effect, Fair, Isaac shall be released from all obligations and liabilities under the DA, provided, however, such release shall not extend to any indemnity obligation under the DA that arose from an event occurring prior to the City's consent and approval taking effect.

                                   ARTICLE 2.
                             ADDITIONAL OBLIGATIONS

         Section 2.1 Application for Permits and Approvals. On June 16, 2000, Wilson submitted to the City applications to revise the Vested Approvals (as defined in the DA). As set forth in Recitals H and I above, the City has approved said revisions (the "Revisions"). The Revisions are described in the attached Exhibit A. The Revisions include the following:

                  (a)      Amendment to PD District Ordinance 1721 (ZC-97-2b).

                  (b)      Amendment to Conditional Use Permit (UP-97-10b).

                  (c)      Addendum  to   Environmental   Impact  Report  (State
                           Clearinghouse No. 97042041).

         If the conditions to the consent and approval set forth in Section 1.2 are not satisfied and, as a result, this Amendment is terminated pursuant to
Section 4.1 below, the Revisions shall have no further force and effect.

         Section 2.2 Incorporation of OPDDA Amendments. Any references in the DA to the OPDDA or various provisions of the OPDDA shall refer to the OPDDA as amended by the Consent.

         Section 2.3 Sublease. Upon conveyance of the Property to Wilson, the Sublease (as defined in the OPDDA) of the City Parcel between Fair, Isaac and the City shall be deemed to be a lease of the City Parcel between Wilson and City on the terms and conditions set forth in the Sublease.

         Section 2.4 Tenant Selection. The Improvements (as defined in the OPDDA) shall be occupied by at least one high quality tenant occupying at least 80,000 square feet in those Improvements. If, upon completion of the Improvements, those Improvements are not occupied by at least one high quality tenant occupying at least 80,000 square feet, then Wilson shall promptly pay to the City the sum of Two Hundred Fifty Thousand Dollars ($250,000). The determination as to whether or not Wilson has satisfied the requirements of this section will be made by the Agency


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


pursuant to Section 3.1 of the Consent and Agreement of even date herewith by and among the Agency, Wilson and Fair, Isaac.

         Section 2.5 TSM Program. Wilson, in cooperation with the City, shall develop and implement for the Project (as defined in the DA), a comprehensive traffic systems management program with the objective of achieving the optimal trip reduction. Prior to issuance of a building permit for the Improvements in the First Phase, Wilson shall prepare, submit to the City and obtain approval of the City's Director of Community Development for a detailed TSM program in accordance with condition number 4 of the use permit conditions that are part of the Vested Approvals (as defined in the DA). In addition, if the City establishes a shuttle service for the downtown San Rafael area, Wilson shall contribute its fair share to the capital and operating costs of that shuttle service, as reasonably agreed upon by Wilson and the City.

         Section 2.6 Temporary Parking. At the request of the City, Wilson shall cooperate with the City to provide temporary parking for the general public on the Property in accordance with the provisions of this Section 2.6 It is anticipated that the request will be made to accommodate temporary public parking that will be needed when the City demolishes the existing public parking structure on Lootens Place and constructs new parking as part of the redevelopment of that Lootens Place property and surrounding properties. Such parking shall be provided at no cost to the City or the Agency, but the City shall operate such parking at its cost or pay Wilson the costs of operating and providing the parking. If the City requests that the temporary parking be provided, Wilson shall first make reasonable efforts to accommodate the parking with surface parking in the area shown on Exhibit C-1. If temporary surface parking is not available in that area either because environmental site conditions make it impractical to locate surface parking in that area or because the planned parking structure in that area is under construction or completed, then Wilson shall make reasonable efforts to accommodate the temporary parking by providing approximately 100 spaces in the structure to be built in the area shown on Exhibit C-2, assuming that structure has been completed and has excess capacity not needed for completed office buildings on the Property. If parking in the parking structure is not available, Wilson shall make reasonable efforts to accommodate the temporary parking through use of a valet parking system or similar arrangement on the surface lot shown on Exhibit C-3, provided under all circumstances that Wilson may first accommodate office users on the Property. For purposes of this Amendment, the location of such temporary parking, as agreed upon pursuant to this section 2.6, shall be referred to herein as the "Temporary Parking Parcel." The City shall pay Wilson for any additional costs associated with accommodating the public parking Wilson may temporarily close or limit portions of the parking on the Temporary Parking Parcel to the extent reasonably necessary to accommodate a staging area for construction of the Improvements or to meet other construction considerations related to construction of the Improvements, including but not limited to safety and insurance considerations in Wilson's reasonable discretion. The temporary parking to be provided pursuant to this Section 2.6 shall be provided pursuant to a license agreement, right of entry or other agreement reasonably acceptable to the City and Wilson and consistent with the provisions of this Section 2.6.

         Section 2.7 Night and Evening Parking. On a portion of the Property shown on attached Exhibit D (the "Public Parking Parcel"), Wilson shall make available the parking improvements for public parking on nights and weekends. The Public Parking Parcel shall be made available from midnight to 6 a.m. and from 6 p.m. to midnight on Monday through Friday and all hours on Saturdays and Sundays. Such parking shall be provided at no cost to the City or the Agency. Wilson shall not charge for the public parking without the approval of the City, which approval shall not be unreasonably withheld, provided the proposed charges are not substantially and materially higher than the amounts the City charges in the City-owned parking facilities in downtown San Rafael for night and weekend parking after taking into consideration additional and


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


excess costs to Wilson of security and other related matters. The Public Parking Parcel shall be made available for parking beginning with the completion of the First Phase Improvements.

         Section 2.8 License Agreement. At the same time as the conveyance of the Property to Wilson, the City and Wilson shall execute and record an irrevocable license agreement ("License Agreement"), which shall be in a form reasonably acceptable to the City and Wilson and substantially consistent with the provisions of this Amendment . The License Agreement shall provide for the grant of a license to the City for public parking as set forth in Section 2.7 of this Amendment.

         Section 2.9 Payment for Plaza. Wilson shall pay to the City the sum of One Hundred Fifty Thousand Dollars ($150,000). Said amount shall be paid within thirty (30) days following the date the Revisions are final, unappealable and binding. The City agrees to use the amounts paid pursuant to this Section 2.9 for costs of construction of the water features and appurtenances the City is planning to construct as part of the public plaza to be developed on Court Street between Fourth Street and Fifth Avenue.

                                   ARTICLE 3.
                   AMENDMENT OF SPECIFIC DEVELOPMENT AGREEMENT
                     PROVISIONS; CONFIRMATION OF COMPLIANCE

         Section 3.1 Amendment of DA Section 1.2. Section 1.2 of the DA shall be amended to read as follows:


         "1.2 Affiliate. (i) a person which directly or indirectly controls, is controlled by or is under common control with Wilson; (ii) a Person at least a majority of whose economic interest is owned by Wilson; (iii) EOP Operating Limited Partnership ("EOP"), a Delaware limited partnership; (iv) an entity ("Devco") that is entirely owned by an affiliate of EOP and an entity more than fifty percent (50%) of which is owned by William Wilson III and other individuals who were formerly officers and employees of Cornerstone Properties Inc., a Nevada corporation, or any of its affiliates or subsidiaries; or (v) provided there has first been an assignment to Devco, an entity entirely owned by Devco alone or by Devco and one of its members or affiliates of such members or by just one member of Devco and that member's affiliates."

         Section 3.2 Amendment of DA Section 1.6. Section 1.6 of the DA shall be amended to read as follows:

         "1.6 Enacting Ordinance and Resolution. Ordinance No. 1722, enacted by the City Council of the City of San Rafael on February 17, 1998, approving this Development Agreement (attached as Exhibit F to the Development Agreement); Ordinance No. 1755 enacted by the City Council of San Rafael on August 21, 2000, approving the Amendment to Development Agreement dated as of July 1, 2000, by and among the City, Fair, Isaac, and Wilson, which ordinance is attached to the Amendment to Development Agreement as Exhibit B; Resolution No. 10026, adopted by the City Council of San Rafael on September 17, 1998, authorizing execution of this Development Agreement by the Vice-Mayor (attached as Exhibit G to Development Agreement); and Ordinance No. 1755, adopted by the City Council of San Rafael on August 21, 2000 (attached to the Amendment to Development Agreement as Exhibit B), authorizing execution of the Amendment to Development Agreement".


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


         Section 3.3 Deletion of DA Sections 1.15. The DA shall be amended by deleting Section 1.15 thereof.

         Section 3.4 Amendment of DA Section 1.20. Upon the City's approval of the Revisions, the Vested Approvals (as defined in the DA) shall refer to:

                  (a) the Approvals set forth in Section 1.20 of the DA as those Approvals may be revised by the Revisions and

                  (b) any other Approvals that are part of the Revisions.

         Section 3.5 Addition of DA Section 1.21. The following Section 1.21 shall be added to the DA:

         "Wilson: San Rafael Corporate Center, LLC, a Delaware limited liability company, or its successors and assigns as permitted under this Development Agreement, as it may be amended."

         Section 3.6 Amendment of DA Section 3.2. To the extent the Revisions revise the descriptions of aspects of the Project listed in Sections 3.2.1,
3.2.3. and 3.2.4 of the DA, said descriptions shall be deemed amended so that they are consistent with the Revisions.

         Section 3.7 Amendment of DA Section 12.1. Section 12.1 of the DA shall be amended to read as follows:

         "12.1 Transfer By Developer

         12.1.1. Prior to the issuance of a certificate of completion of construction, which for purposes of this Agreement shall be defined as substantial completion of the core and shell of the buildings, for both Building A and Building B, Developer shall not engage in any Transfer, except for a Transfer expressly permitted pursuant to Section 12.1.3 below, without the prior approval of the City, which approval may be granted or withheld in the City's sole discretion. Once a certificate of completion of construction has been issued for both Building A and Building B, Developer may engage in any Transfer with regard to Building A or Building B or the Property-Lot or Parcel for either without the consent of the City.

         12.1.2. After a certificate of completion has been issued for both Building A and Building B, Developer shall not engage in any Transfer, except for a Transfer expressly permitted pursuant to Section 12.1.3 below, with regard to Building C, Building D or Building E or the Property-Lot or Parcel for those buildings without the prior approval of the City, which approval may be granted or withheld in the City's sole discretion, prior to issuance of a certificate of completion of construction for Building C, Building D or Building E. Once a certificate of completion has been issued for Building C, Building D, or Building E, the Developer may engage in any Transfer with regard to the building or buildings for which the certificate of completion of construction has been issued and the Property-Lot or Parcel for the building or buildings without the consent of the City.

         12.1.3. Notwithstanding anything to the contrary in this Development Agreement, including, without limitation, the limitations in this Article 12, Wilson may assign this Development Agreement or transfer fee title to the Property, without the City's consent, to any Affiliate. Wilson shall give notice of any such assignment of this Development Agreement or transfer of fee title to the Property to an Affiliate, with a full description of the assignee or transferee and a copy of the assignment or grant deed executed by Wilson and the assignee or tranferee, to the City within ten (10) business days after such assignment or transfer. Notwithstanding the provisions of Section 12.2


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


of this Development Agreement, no such assignment or transfer to an Affiliate shall release Wilson from any obligation or liability under this Development Agreement.

         Section 3.8 Amendment of DA Section 5.2.1. Section 5.2.1 of the DA shall be amended by replacing the third sentence of that section with the following:

                  "Payment by Wilson to City shall be made in response to a request by City, but no sooner than sixty (60) days before anticipated commencement of construction of said improvements."

         Section 3.9 Amendment of DA Section 15.3. Section 15.3 of the DA shall be amended so that notices need not be sent to Village or Fair, Isaac but are instead sent to Wilson as follows:

         San Rafael Corporate Center, Inc.

         c/o Wilson/Equity Office, Inc.

         120 Howard Street
         San Francisco, CA 94105
         Attn.: Thomas P. Sullivan
         Phone: (415) 495-2743
         Fax:     (415) 543-9437

cc:      Mary G. Murphy, Esq.
         Farella Braun & Martel, LLP
         Russ Building, 30th Floor
         235 Montgomery Street
         San Francisco, CA 94104
         Phone: (415) 954-4400
         Fax:     (415) 954-4480

         Section 3.10 Compliance with DA. Fair Isaac and the City each hereby acknowledge, represent, and warrant to Wilson that, as of the date of this Amendment, neither Fair, Isaac nor the City is in default under the DA and that both Fair, Isaac and the City have satisfied all conditions and complied with all obligations, including, without limitation, payment obligations or public improvement obligations, required to be satisfied, fulfilled, complied with, or paid by Fair, Isaac or the City under the DA as of the date of this Amendment. Without limitation of the foregoing, the City confirms that it has been paid all amounts required of Fair, Isaac under Article 5 of the DA except for the payment required pursuant to Section 5.2.1 of the DA.

                                   ARTICLE 4.
                                  MISCELLANEOUS

         Section 4.1 Termination. If the conditions set forth in Section 1.2 above to the City's consent and approval have not been satisfied or waived by December 31, 2001, or such later date approved by the City pursuant to Section
1.2 above, then this Amendment shall terminate and the parties shall have no further rights, obligations or liabilities under this Amendment. Upon such termination, the amendments to the DA set forth in this Amendment shall have no force or effect and the DA shall be given full force and effect as if never amended by this Amendment. This Amendment shall become effective as an amendment to the DA upon the later of (i) the effective


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


date of Ordinance  No.1755 or (ii) the date on which the conditions set forth in
Section 1.2 to the consent and approval of the City have all been satisfied or waived.

         Section 4.2 No Other Amendment. Except as set forth in this Amendment, the DA shall remain in full force and effect and unamended.

         Section 4.3 Capitalized Terms. Capitalized terms set forth in this Amendment shall have the same meanings set forth in the DA and OPDDA unless specified otherwise herein.

         Section 4.4 Recordation. Pursuant to the Development Agreement Legislation (as defined in the DA), within ten (10) days following the date that Ordinance No. 1755 becomes effective, the parties shall record this Amendment. For purposes of recording, a legal description of the Property is attached hereto as Exhibit E. The cost of recording shall be borne by Wilson. If this Amendment is terminated pursuant to Section 4.1 above after this Amendment has been recorded, the parties shall promptly execute and record a memorandum indicating that this Amendment has no force and effect.

         Section  4.5   Counterparts.   This   Amendment  may  be  executed  and
acknowledged in counterparts.


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


IN WITNESS WHEREOF, the parties have executed this Consent and Agreement as of the date set forth in the opening paragraph above.

APPROVED AS TO FORM                            CITY OF SAN RAFAEL

By: _____________________________
      City Attorney                            By: ___________________________
                                                     [Mayor][Vice-Mayor]


                                               ATTEST:

                                               By: ___________________________
                                                     City Clerk



                                               FAIR, ISAAC, AND COMPANY, INC., a
                                               Delaware corporation

                                               By: ___________________________
                                                      Henk J. Evenhuis,
                                                      Chief Financial Officer




                           SAN RAFAEL CORPORATE CENTER, LLC,
                           a Delaware limited liability company

                                         a Delaware limited liability company,
                                         a Manager and Member

                                         By:           Wilson Investors-California, LLC,
                                                       a Delaware  limited liability company,
                                                       a Manager and Member

                                                       By:         ________________________________
                                                       Name:       Thomas P. Sullivan
                                                                   a Manager and Member

                                         By:           EOPMC Investor, L.L.C.,
                                                       a Delaware limited liability company,
                                                       a Manager and Member

                                                       By:        Equity Office Properties Management Corp.,


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


                                                                  a Delaware corporation,
                                                                  a Manager and Member

                                                                  By:    ________________________
                                                                  Name:  ________________________
                                                                  Title: ________________________

                           By:           EOP - San Rafael Corporate Center, L.L.C.,
                                         a Delaware limited liability company

                                         By:           EOP Operting Limited Partnership,
                                                       a Delaware limited partnership

                                                       By:        Equity Office Properties Trust,
                                                                  a Maryland real estate investment trust,
                                                                  its sole general partner

                                                                  By:    _______________________
                                                                  Name:  _______________________
                                                                  Title: _______________________


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